CREDIT AGREEMENT

           This Agreement, dated as of November 17, 1997, is among National Computer Systems, Inc., the Lenders and The First National Bank of Chicago, as Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


            As used in this Agreement:

           "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower.

           "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

           "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

           "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

           "Absolute Rate Loan" means a Loan which bears interest at the Absolute Rate.

           "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors
(other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

           "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by some or all of the Lenders to the Borrower at the same Rate Option (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Fixed Rate Advances, for the same Interest Period. For the avoidance of doubt, the term "Advance" includes each Competitive Bid Advance and Swing Line Loan.

           "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

           "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

           "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as increased from time to time pursuant to Section 2.17 and as reduced from time to time pursuant to the terms hereof.

           "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

           "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

           "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

           "Applicable Margin" - see the Pricing Schedule.

           "Article" means an article of this Agreement unless another document is specifically referenced.

           "Authorized Officer" means any of the chief executive officer, chief financial officer, treasurer or any assistant treasurer of the Borrower, acting singly.

           "Borrower"  means  National  Computer  Systems,   Inc.,  a  Minnesota
corporation, and its successors and assigns.

           "Borrowing Date" means a date on which an Advance is made hereunder.

           "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Ratable Advances or Eurodollar Bid Rate Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

           "Capital Expenditures" means, for any period, the net additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries for such period including any such addition by way of acquisition of or investment in a Person (to the extent reflected as an addition to property, plant and equipment), as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period.

           "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

           "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

           "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower; provided, however, that for purposes of this definition of "Change in Control," "Person" shall not include the Borrower or any Subsidiary or any employee benefit plan of the Borrower or any Subsidiary or any entity organized, appointed or established for or pursuant to such plan.

           "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

           "Commitment" means, for each Lender, the obligation of such Lender to make Loans (other than Swing Line Loans) not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

           "Commitment Date" is defined in Section 2.17(b).

           "Commitment Increase" is defined in Section 2.17(a).

           "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

           "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

           "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

           "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

           "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "E" hereto completed and delivered by a Lender to the Agent in accordance with Section 2.3.4.

           "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "C" hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.3.2.

           "Condemnation" is defined in Section 7.8.

           "Consolidated EBITDA" means consolidated net income of the Borrower and its Subsidiaries (a) plus, to the extent deducted from revenues in determining consolidated net income, (i) consolidated interest expense, (ii) taxes provided for, (iii) depreciation and (iv) amortization and (b) excluding, to the extent reflected in determining consolidated net income, extraordinary gains and losses, in each case calculated for the Borrower and its Subsidiaries on a consolidated basis. With respect to any Acquisition permitted under this Agreement, the calculation of Consolidated EBITDA for the purpose of determining compliance with the financial covenants will be made on a pro forma basis (including the assets or entities acquired) as if such Acquisition had occurred at the beginning of the most recent four-quarter period ending prior to such Acquisition, and the calculation of Consolidated Indebtedness for the purpose of determining compliance with the financial covenants will be made on a pro forma basis assuming that any Indebtedness incurred, issued or assumed in connection with such Acquisition had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such four-quarter period.

           "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, but excluding the ESOP Loan.

           "Consolidated Total Assets" means at any time the total amount of all consolidated assets of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles as set forth in the last set of financial statements delivered by the Borrower pursuant to Section 6.1(i).

           "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person (other than endorsements of negotiable instruments in the ordinary course of business), or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

           "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

           "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

           "Default" means an event described in Article VII.

           "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

           "ESOP Loan" means the loan made to the National Computer Systems, Inc. Employee Stock Ownership Plan Trust due May 1, 1999, and guaranteed by the Borrower, the outstanding principal amount of which on the date hereof is $1,999,631, without giving effect to any increase to such amount, to any amendment or other modification to the terms governing such loan from those in effect on the date hereof (to the extent that any such amendment or modification could be adverse to the Lenders) or to any extension, refinancing or replacement of such loan.

           "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

           "Eurodollar Base Rate" means, with respect to a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance for the relevant Eurodollar Interest Period, the applicable London interbank offered rate for deposits in U.S.
dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity approximately equal to such Eurodollar Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Base Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall be the rate determined by the Agent to be the rate at which the Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of the Agent's relevant Eurodollar Ratable Loan, or, in the case of a Eurodollar Bid Rate
Advance, the amount of the Eurodollar Bid Rate Advance requested by the Borrower, and having a maturity approximately equal to such Eurodollar Interest Period.

           "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower.

           "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

           "Eurodollar Bid Rate Loan" means a Loan which bears interest at the Eurodollar Bid Rate.

           "Eurodollar Interest Period" means, with respect to a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

           "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

           "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

           "Eurodollar Ratable Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

           "Eurodollar Ratable Loan" means a Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

           "Facility Fee Rate" - see the Pricing Schedule.

           "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

           "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

           "Fixed Charge Coverage Ratio" means, at any time, the ratio of (i) Consolidated EBITDA plus Rentals of the Borrower and its Subsidiaries less Capital Expenditures, all for the most recently ended four fiscal quarter period, to (ii) the sum of payments by the Borrower and its Subsidiaries of interest expense, Rentals and scheduled principal payments on all Funded Indebtedness all for the most recently ended four fiscal quarter period.

           "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

           "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

           "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

           "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for such day, changing when and as the Alternate Base Rate changes.

           "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

           "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

           "Friendly Acquisition" means an Acquisition approved by the entity (or its board of directors or similar body) to be acquired at or prior to the time of the Acquisition.

           "Funded Indebtedness" means, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness and, in the case of the Borrower, the Obligations; provided, however, that "Funded Indebtedness" shall not include the ESOP Loan.

           "Increase Date" is defined in Section 2.17(a).

           "Increasing Lender" is defined in Section 2.17(c).

           "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations of such Person, (vii) Contingent Obligations of such Person, (viii) obligations of such Person in respect of Letters of Credit, (ix) Off-Balance Sheet Liabilities of such Person and (x) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

           "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

           "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

           "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "D" hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.3.3.

           "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns, and any New Lenders.

           "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

           "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

           "Leverage   Ratio"  means,   at  any  date,  the  ratio  of  (x)  all
Consolidated Indebtedness of the Borrower and its Subsidiaries as of such date to (y) Consolidated EBITDA for the four fiscal quarters ended on such date.

           "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

           "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

           "Loan Documents" means this Agreement and the Notes and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

           "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

           "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

           "Net Worth" shall mean the Borrower's consolidated stockholders' equity, determined in accordance with Agreement Accounting Principles.

           "New Lender" is defined in Section 2.17(e).

           "Notes" means, collectively, the Revolving Notes and the Swing Line Note; and "Note" means any one of the Notes.

           "Notice of Assignment" is defined in Section 12.3.2.

           "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

           "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, (iii) any liability under any financing lease or so called "synthetic lease" transaction entered into by such Person or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding operating leases.

           "Participants" is defined in Section 12.2.1.

           "Payment Date" means the last day of each fiscal quarter of the Borrower.

           "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

           "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

           "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

           "Pricing Schedule" means the Pricing Schedule attached hereto.

           "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

           "Purchasers" is defined in Section 12.3.1.

           "Ratable Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Loans made by the Lenders to the Borrower at the same time, at the same Rate Option and for the same Interest Period.

           "Ratable Borrowing Notice" is defined in Section 2.2.3.

           "Ratable Loan" means a Loan made by a Lender pursuant to Section 2.2 hereof.

           "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

           "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

           "Rate Option" means the Eurodollar Rate or the Floating Rate.

           "Rate Option Notice" is defined in Section 2.2.4.

           "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

           "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

           "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

           "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

           "Required Lenders" means Lenders in the aggregate having at least 66-2/3 % of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3 % of the aggregate unpaid principal amount of the outstanding Advances.

           "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

           "Revolving Note" means a promissory note, in substantially the form of Exhibit "A" hereto, duly executed by the Borrower and payable to the order of a Lender, including any amendment, modification, renewal or replacement of such promissory note.

           "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

           "Section" means a numbered section of this Agreement, unless the context otherwise requires.

           "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

           "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

           "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period most recently completed prior to the time at which such determination is made or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

           "Swing Line Bank" means First Chicago or any other Lender as a successor Swing Line Bank.

           "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to an amount at any one time outstanding not to exceed the lesser of (a) $5,000,000 or (b) the Aggregate Commitment.

           "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.4 hereof.

           "Swing Line Note" means a promissory note, in substantially the form of Exhibit "B" hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, modification, renewal or replacement of such note and evidencing such Lender's Swing Line Loans.

           "Swing Line Rate" means either (i) a per annum rate of interest agreed upon between the Borrower and the Swing Line Bank with respect to a particular Swing Line Loan at the time such Swing Line Loan is made, or, (ii) if no such rate of interest is agreed upon, the Floating Rate.

           "Termination Date" means November 1, 2002 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

           "Termination Value" means, in respect of any one or more Rate Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Hedging Agreements, (a) for any date on or after the date such Rate Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Hedging Agreements, as determined based upon one or more readily available quotations provided by any recognized dealer in such Rate Hedging Agreements.

           "Transferee" is defined in Section 12.4.

           "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

           "United States" means the United States of America.

           "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

           "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

           The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                  THE FACILITY


   2.1.      The Facility.

   2.1.1. Description of Facility. The Lenders grant to the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out:

             (i) each Lender severally agrees to make Ratable Loans to the Borrower in accordance with Section 2.2; and

             (ii) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with
                   Section 2.3.

   2.1.2. Amount of Facility. In no event may the aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) and the outstanding Swing Line Loans exceed the Aggregate Commitment.

   2.1.3. Availability of Facility. Subject to the terms hereof, the facility is available from the date hereof to the Termination Date. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

   2.1.4. Repayment of Facility. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Termination Date.

   2.1.5. Revolving Notes. All Ratable Advances and Competitive Bid Advances shall be evidenced by the Revolving Notes.

   2.2.      Ratable Advances

   2.2.1. Ratable Advances. Each Ratable Advance hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the amounts of their respective Commitments. The aggregate outstanding amount of Competitive Bid Advances shall reduce each Lender's Commitment ratably in the proportion such Lender's Commitment bears to the Aggregate Commitment regardless of which Lender or Lenders make such Competitive Bid Advances.

   2.2.2. Ratable Advance Rate Options. The Ratable Advances may be Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3. No Ratable Advance may mature after the Termination Date.

   2.2.3. Method of Selecting Rate Options and Interest Periods for Ratable Advances. The Borrower shall select the Rate Option and, in the case of each Fixed Rate Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and at least three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 15 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6 and a Ratable Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 15 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Ratable Borrowing Notice shall specify:

             (i) the Borrowing Date, which shall be a Business Day, of such Ratable Advance,

             (ii)  the aggregate amount of such Ratable Advance,

             (iii) the Rate Option selected for such Ratable Advance and

             (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Termination
                   Date).

   2.2.4. Conversion and Continuation of Outstanding Ratable Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either converted into Eurodollar Ratable Advances in accordance with this Section
             2.2.4 or are prepaid in accordance with Section 2.8. Each Eurodollar Ratable Advance shall continue as a Eurodollar Ratable Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into a Floating Rate Advance unless such Eurodollar Ratable Advance shall have been either (a) prepaid in accordance with Section 2.8 or (b) continued as a Eurodollar Ratable Advance for another Eurodollar Interest Period in accordance with this Section 2.2.4. Subject to the terms of
             Section 2.7, the Borrower may elect from time to time to convert and/or continue the Rate Option applicable to all or any part of a Ratable Advance into another Rate Option; provided, that any conversion or continuation of any Eurodollar Ratable Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Rate Option Notice") of each conversion of a Floating Rate Advance into a Eurodollar Ratable Advance, or continuation of a Eurodollar Ratable Advance, not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

             (i) the requested date, which shall be a Business Day, of such conversion or continuation,

             (ii) the aggregate amount and Rate Option applicable to the Ratable Advance which is to be converted or continued and

             (iii) the amount and Rate  Option(s)  of  Ratable  Advance(s)  into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Ratable Advance, the duration of the Eurodollar Interest Period applicable thereto.

   2.3.      Competitive Bid Advances.

   2.3.1.    Competitive Bid Option. In addition to Ratable Advances pursuant to
             Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Borrower may, as set forth in this Section 2.3, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. There shall be no more than five Competitive Bid Advances outstanding at any one time.

   2.3.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Agent by telex or telecopy a Competitive Bid Quote Request substantially in the form of Exhibit "C" hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

             (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance,

             (b)   the  aggregate  principal  amount  of  such  Competitive  Bid
                   Advance,

             (c) whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate or an Absolute Rate and

             (d) the Interest Period applicable thereto (which may not end after the Termination Date).

             The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "C" hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopy.

   2.3.3. Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to
             Section 2.3.2, the Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "D" hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this
             Section 2.3.

   2.3.4. Submission and Contents of Competitive Bid Quotes. (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this
             Section 2.3.4 and must be submitted to the Agent by telex or telecopy at its offices specified in or pursuant to Article XIII not later than (a) 9:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree); provided that Competitive Bid Quotes submitted by a Lender which is also the Agent may only be submitted if the Agent notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant
             Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

             (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit "E" hereto and shall in any case specify:

                   (a) the proposed  Borrowing Date,  which shall be the same as
                       that  set  forth  in  the   applicable   Invitation   for
                       Competitive Bid Quotes,

                   (b) the  principal  amount  of the  Competitive  Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000 and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                   (c) in the case of a Eurodollar Auction,  the Competitive Bid
                       Margin offered for each such Competitive Bid Loan,

                   (d) the minimum  amount,  if any, of the Competitive Bid Loan which may be accepted by the Borrower,

                   (e) in the case of an Absolute  Rate  Auction,  the  Absolute
                       Rate offered for each such Competitive Bid Loan,

                   (f) the maximum  aggregate amount, if any, of Competitive Bid
                       Loans offered by the quoting Lender which may be accepted by the Borrower and

                   (g) the identity of the quoting Lender.

             (iii) The Agent shall reject any Competitive Bid Quote that:

                   (a) is not substantially in the form of Exhibit "E" hereto or does not specify all of the information  required by this
                       Section 2.3.4(ii);

                   (b) contains  qualifying,  conditional  or similar  language, other than any such language contained in Exhibit "E" hereto;

                   (c) proposes  terms  other than or in  addition  to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                   (d) arrives after the time set forth in Section 2.3.4(i).

             If any  Competitive  Bid Quote shall be  rejected  pursuant to this
             Section 2.3.4(iii), then the Agent shall notify the relevant Lender of such rejection as soon as practicable.

   2.3.5. Notice to Borrower. The Agent shall promptly (but in any event by 9:30 a.m. (Chicago time) on the date of receipt of any Competitive Bid Quote timely submitted under Section 2.3.4) notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

   2.3.6. Acceptance and Notice by Borrower. Not later than (i) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree), the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to
             Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(ii)(d)); provided that:

             (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

             (b) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be and

             (c)   the  Borrower  may not accept any offer that is  described in
                   Section 2.3.4(iii) or that otherwise fails to comply with the requirements of this Agreement.

   2.3.7. Allocation by Agent. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

   2.4. Swing Line Loans. In addition to Advances pursuant to Section 2.1.1, but subject to the terms and conditions of this Agreement (including but not limited to those limitations set forth in Section 2.1.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Swing Line Bank agrees to make Swing Line Loans to the Borrower in accordance with this Section
             2.4 up to the amount of the Swing Line Commitment. Amounts borrowed under this Section 2.4 may be borrowed, repaid and reborrowed to, but not including, the Termination Date. All outstanding Swing Line Loans shall be paid in full on the Termination Date.

   2.4.1. Swing Line Request. The Borrower may request a Swing Line Loan from the Swing Line Bank on any Business Day before the Termination Date by giving the Agent and the Swing Line Bank notice by 12:00 noon (Chicago time) on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than $100,000. The Agent shall promptly notify each Lender of such request. Each Swing Line Loan shall bear interest at the Swing Line Rate.

   2.4.2. Making of Swing Line Loans. The Swing Line Bank shall, no later than 2:00 p.m. (Chicago time) on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Agent's address or at such other place as indicated in written money transfer instructions from the Borrower in form and substance satisfactory to the Swing Line Bank.

   2.4.3. Swing Line Note. The Swing Line Loans shall be evidenced by the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan.

   2.4.4. Repayment of Swing Line Loans. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000, any portion of the outstanding Swing Line Loans upon notice to the Agent and the Swing Line Bank. In addition, the Agent shall: (i) at any time at the request of the Swing Line Bank and (ii) on the fifth Business Day after the Borrowing Date for such Swing Line Loan, require the Lenders
             (including First Chicago) to make a Ratable Advance bearing interest at the Floating Rate in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans; provided, however, that the obligation of each Lender to make any such Advance is subject to the condition that the Swing Line Bank believed in good faith that all conditions under Section 4.2 were satisfied at the time the Swing Line Loan was made. If the Swing Line Bank receives notice from any Lender that a condition under Section 4.2 has not been satisfied, no Swing Line Loans shall be made until (a) such notice is withdrawn by that Lender or (b) the Required Lenders have waived satisfaction of any such condition. The Lenders shall deliver the proceeds of such Ratable Advance to the Agent by 12:00 noon (Chicago time) on the applicable Borrowing Date for application to the Swing Line Bank's outstanding Swing Line Loans. Subject to the proviso contained in the second sentence of this Section 2.4.4, each Lender's obligation to make available its proportionate share of the Ratable Advance referred to in this Section shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank or anyone else, (ii) the occurrence or continuance of a Default or Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever. If for any reason a Lender does not make available its proportionate share of the foregoing Ratable Advance, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its proportionate share of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Commitment. If any portion of any amount paid (or deemed paid) to the Agent should be recovered by or on behalf of the Borrower from the Agent in bankruptcy or otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders.

   2.5. Method of Borrowing. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.5, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

   2.6. Facility Fee; Reduction in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee equal to the Facility Fee Rate on the average daily amount of such Lender's Commitment (whether used or unused) from the date hereof to and including the Termination Date, payable on each Payment Date hereafter and on the Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

   2.7. Minimum Amount of Each Advance. Each Eurodollar Ratable Advance shall be in the minimum amount of $3,500,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. Each Competitive Bid Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof). The Borrower shall not request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than twelve separate Fixed Rate Advances would be outstanding.

   2.8. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances. The Borrower may from time to time pay all (but not less than all) of a Eurodollar Ratable Advance upon five Business Days' prior notice to the Agent, without penalty or premium, but subject to any funding indemnification as provided in Section 3.4. A Competitive Bid Loan may not be paid prior to the last day of the applicable Interest Period.

   2.9. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.2.4 to but excluding the date it becomes due or is converted into a Fixed Rate Advance pursuant to Section 2.2.4 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Termination Date.

   2.10. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2.3 or Section 2.2.4, during the continuance of an Unmatured Default under Section 7.2, 7.6 or 7.7 or any Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Ratable Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

   2.11. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

   2.12. Notes; Telephonic Notices. Each Lender is hereby authorized to record on the schedule attached to its Note, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans evidenced by such Note; provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under any such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Rate Options, submit Competitive Bid Quotes and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

   2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Ratable Advance on a day other than a Payment Date shall be payable on the next Payment Date. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

   2.14. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Rate Option Notice, Competitive Bid Borrowing Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

   2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

   2.16. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

   2.17. Increases to Commitments. (a) The Borrower may, at any time and from time to time, by notice to the Agent, request that the aggregate amount of the Commitments be increased by an amount not to exceed $30,000,000 in excess of the aggregate amount of the Commitments as of the date of this Agreement (each, a "Commitment Increase") to be effective as of a date (the "Increase Date") specified in the related notice to the Agent that is (i) prior to the scheduled Termination Date and (ii) at least 15 Business Days after the date of such notice; provided, however, that (1) in no event shall the aggregate amount of the Commitments at any time exceed $80,000,000 without the consent of all Lenders, (2) no Default or Unmatured Default shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result of the Commitment Increase, (3) the Borrower may not request a Commitment Increase of less than $10,000,000 and (4) the Borrower may not request a Commitment Increase more than once in any period of six consecutive months.

             (b) The Agent shall promptly notify the Lenders of the request by the Borrower for the Commitment Increase, which notice shall include (A) the proposed amount of the requested Commitment Increase, (B) the proposed Increase Date and (C) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"), which date shall be no later than five Business Days prior to the Increase Date.

             (c) Each Lender that is willing to participate in such requested Commitment Increase (each, an "Increasing Lender") shall give written notice to the Agent no later than 10:00 a.m. (Chicago time) on the Commitment Date of the amount by which it is willing to increase its Commitment, which amount shall not exceed the amount of the requested Commitment Increase. It shall be in each Lender's sole discretion whether to offer to increase its Commitment in connection with the proposed Commitment Increase. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the Commitment Increase shall be allocated among the Lenders willing to participate therein in the manner specified by the Borrower and the Agent.

             (d) Promptly following the Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested
                   Commitment  Increase.  If the  aggregate  amount by which the
                   Lenders are willing to participate in the requested Commitment Increase on the Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more financial institutions acceptable to the Agent and willing to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders on the Commitment Date; provided, however, that the Commitment of each such financial institution shall be in a minimum aggregate amount of the lesser of (x) $5,000,000 or (y) the remaining uncommitted amount of the requested Commitment Increase.

             (e) On the Increase Date, each financial institution that accepts an offer to participate in the requested Commitment Increase as a Lender in accordance with Section 2.17(d) shall become a Lender party to this Agreement as of the Increase Date (each a "New Lender") and the Commitment of each Increasing Lender for the requested Commitment Increase shall be increased as of the Increase Date by the amount set forth in its notice delivered to the Agent in accordance with Section 2.17(c) (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(c)); provided, however, that the Agent shall have received on or before noon (Chicago time) on the Increase Date the following, each dated such date, and in sufficient copies for each Lender:

                   (i) (A) a certificate of a duly authorized officer of the Borrower stating that no Default or Unmatured Default has occurred and is continuing, or would result from the Commitment Increase, (B) certified copies of resolutions of the board of directors of the Borrower approving the Commitment Increase and the corresponding modifications to this Agreement and the Notes, (C) opinions of counsel to the Borrower, in form and substance reasonably satisfactory to the Agent and (D) such other approvals, opinions or documents as any Lender through the Agent may reasonably request in connection with the Commitment Increase;

                   (ii) a counterpart of this Agreement duly executed by each New Lender; and

                   (iii) confirmation   from  each  Increasing   Lender  of  the
                         increase in the amount of its Commitment, in a writing satisfactory to the Borrower and the Agent.

             (f) On the Increase Date, upon fulfillment of the conditions set forth in Section 2.17(e), the Agent shall notify the Lenders and the Borrower, on or before 1:00 p.m. (Chicago time), by facsimile of the occurrence of the Commitment Increase to be effected on the Increase Date. Each Increasing Lender and each New Lender shall, before 2:00 p.m. (Chicago time) on the Increase Date, make available to the Agent in immediately available funds, (A) in the case of any New Lender, an amount equal to such New Lender's ratable portion of the Ratable Advances then outstanding (calculated based on the relationship its Commitment bears to the Aggregate Commitment after giving effect to the Commitment Increase) and (B) in the case of any Increasing Lender, an amount equal to the excess of (1) such Increasing Lender's ratable portion of the Ratable Advances then outstanding (calculated based on the relationship its Commitment bears to the Aggregate Commitment after giving effect to the relevant Commitment Increase) over
                   (2) such Increasing Lender's ratable portion of the Loans then outstanding (calculated based on the relationship its Commitment bears to the Aggregate Commitment without giving effect to the relevant Commitment Increase). After the Agent's receipt of such funds from each such Increasing Lender and each such New Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders in an amount to each other Lender such that the aggregate amount owing to each Lender after giving effect to such distribution equals such Lender's ratable share of the Ratable Advances then outstanding (calculated after giving effect to the Commitment Increase). If the Increase Date shall occur on a date that is not the last day of the Interest Period for all Eurodollar Ratable Advances then outstanding, (x) the Borrower shall pay any amounts owing pursuant to Section 3.4 to any Lender whose proportionate share of any outstanding Eurodollar Ratable Advance is decreased as a result of the distributions to Lenders under this Section 2.17(f) and (y) for each outstanding Eurodollar Ratable Advance the respective Ratable Loans made by the Increasing Lenders and the New Lenders pursuant to this
                   Section 2.17(f) shall be deemed to be funded at the applicable Eurodollar Rate for such Advance.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES


   3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

             (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

             (ii)  imposes  or  increases  or  deems   applicable  any  reserve,
                   assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

             (iii) imposes  any  other  condition  the  result  of  which  is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment; provided that the Borrower shall not be obligated to pay any such amount or amounts (i) unless such Lender shall have first notified the Borrower in writing that it intends to seek compensation pursuant to this Section and (ii) which are attributable to any period of time occurring more than 45 days prior to the date of receipt by the Borrower of the notice provided for in the preceding clause (i).

   3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); provided that the Borrower shall not be obligated to pay any such amount or amounts (i) unless such Lender shall have first notified the Borrower in writing that it intends to seek compensation pursuant to this Section and (ii) which are attributable to any period of time occurring more than 45 days prior to the date of receipt by the Borrower of the notice provided for in the preceding clause
             (i). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

   3.3. Availability of Certain Advances. If any Lender determines that maintenance of any of its Fixed Rate Advances at suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of Eurodollar Ratable Advances (if Eurodollar Ratable Advances would be causing the violation) and require any Fixed Rate Advances of the affected type to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund Eurodollar Ratable Advances are not available, the Agent shall suspend the availability of Eurodollar Ratable Advances which are to be made or continued after the date of such determination, or (ii) the Eurodollar Rate does not accurately reflect the cost of making a Eurodollar Ratable Advance, then the Agent shall suspend the availability of Eurodollar Ratable Advances which are to be made or continued after the date of such determination.

   3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable
             Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance, as set forth in such Lender's written claim therefor under Section 3.5.

   3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Rate Option under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

   3.6. Replacement Lenders. If any Lender either makes a demand for compensation pursuant to Section 3.1 or Section 3.2, or is unable to fund a Eurodollar Ratable Loan at the Eurodollar Rate or determines that such rate is unavailable or does not accurately reflect its cost of making or maintaining a Eurodollar Ratable Loan pursuant to Section 3.3, then the Borrower may require and have such Lender transfer, pursuant to and in accordance with Section 12.3, all of its rights and obligations under the Credit Documents to one or more Purchasers selected by the Borrower, consented to by the Agent (such consent not to be unreasonably withheld), and willing to accept such assignment. No such assignment shall affect
             (a) any liability or obligation of the Borrower or any other Lender to such replaced Lender, which accrued on or prior to the date of such assignment or (b) such replaced Lender's rights or obligations hereunder in respect of any such liability or obligation.

                                   ARTICLE IV

                 CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION


   4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

             (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

             (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

             (iii) An  incumbency  certificate,  executed  by the  Secretary  or
                   Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

             (iv) A certificate, signed by an Authorized Officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

             (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "F" hereto.

             (vi)  Notes payable to the order of each of the Lenders.

             (vii) Written money transfer  instructions,  in  substantially  the form of Exhibit "I" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

             (viii) Such other documents  as any Lender or its  counsel may have reasonably requested.

   4.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance consisting solely of a conversion or continuation of an existing borrowing as set forth in Section 2.2.4), unless on the applicable Borrowing Date:

             (i)   There exists no Default or Unmatured Default.

             (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

             (iii) All legal  matters  incident  to the  making of such  Advance shall be satisfactory to the Lenders and their counsel.

             Each Ratable Borrowing Notice, Competitive Bid Quote Request or request for a Swing Line Loan under Section 2.4.1 with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
             (ii) have been satisfied.

   4.3. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


             The Borrower represents and warrants to the Lenders that:

   5.1. Corporate Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

   5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

   5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

   5.4. Financial Statements. The January 31, 1997 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

   5.5. Material Adverse Change. Since January 31, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

   5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended January 31, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are deemed by the Borrower to be adequate.

   5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

   5.8. Subsidiaries. Schedule "1" hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

   5.9. ERISA. Neither the Borrower nor any other member of the Controlled Group has any liability to any Multiemployer Plan or Single Employer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

   5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

   5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

   5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

   5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

   5.14. Ownership of Properties. Except as set forth on Schedule "2" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements as owned by it.

   5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); and neither the execution of this Agreement and the making of Loans hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

   5.16. Environmental Problems. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has reasonably concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

   5.17. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

   5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                   ARTICLE VI

                                    COVENANTS


             During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

   6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to each Lender:

             (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report from independent auditors, acceptable to the Lenders, prepared in accordance with generally accepted accounting principles, applied on a consistent basis, on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, together with related statements of income, changes in stockholders' equity and cash flows. Upon receipt, Borrower shall deliver to the Lenders any management letter prepared by said accountants delivered in connection with such audit report.

             (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, on a consolidated basis for itself and the Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period together with related statements of income and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of the Borrower.

             (iii) Together  with  the  financial   statements   required  under
                   Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "G" hereto signed by an Authorized Officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

   6.2.      Other Information. The Borrower shall furnish to each Lender:

             (i) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

             (ii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

             (iii) Promptly upon the furnishing  thereof to the  shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

             (iv) Promptly upon the filing thereof, definitive copies of all registration statements (except for registration statements on Form S-8) and periodic or special reports (including Forms 10-Q, 10-K and 8-K) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

             (v) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

   6.3. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to fund working capital, for general corporate purposes, to repay outstanding Advances and to make Friendly Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation
             U).

   6.4. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

   6.5.      Conduct  of  Business.  The  Borrower  will,  and will  cause  each
             Subsidiary to, (i) not engage in any business that would substantially change the general nature of the business conducted by the Borrower and its Subsidiaries on a consolidated basis on the date hereof and (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

   6.6. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

   6.7. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request certificates as to the insurance carried.

   6.8. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject to extent that the failure to so comply would be reasonably likely to have a Material Adverse Effect.

   6.9. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all reasonably necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

   6.10. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times during normal business hours and intervals as the Lenders may designate.

   6.11.     Subsidiary   Indebtedness.   The  Borrower   will  not  permit  any
             Subsidiary to create, incur or suffer to exist any Indebtedness, except:

             (i) Unsecured Indebtedness in an amount not to exceed $25,000,000 at any one time outstanding.

             (ii)  Indebtedness   secured  by  Liens  permitted  under  Sections
                   6.15(viii) and (xi).

             (iii) Indebtedness   secured  by  Liens   permitted  under  Section
                   6.15(xii).

   6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

   6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property (collectively, "Dispositions"; the verb "Dispose" having a correlative meaning), to any other Person, except:

             (i) Dispositions of Property in the ordinary course of business in accordance with the Borrower's past practice (it being understood that it is the understanding of the parties that the "ordinary course of business" of the Borrower for purposes of this clause does not include, by way of example and not of limitation, Dispositions of fixed assets (other than obsolete or worn-out equipment), Subsidiaries or business divisions or units or other material assets).

             (ii) Dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously Disposed of (other than Dispositions referred to in clause
                   (i)) as permitted by this Section during the four fiscal quarter period then most recently completed prior to the time at which such Disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries unless the Borrower (x) provides the Agent with at least 30 days' prior written notice of such Disposition and (y) delivers a certificate to the Agent and each Lender demonstrating compliance with Sections 6.16, 6.17 and 6.18 on a pro forma basis for the four fiscal quarters of the Borrower completed immediately prior to such Disposition (assuming such Disposition had occurred at the beginning of such period and any Indebtedness permanently repaid as a result of such Disposition had been repaid at the beginning of such period, using historical results for such period, without giving effect to any adjustment for expected cost savings or other synergies).

   6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

             (i) Short-term obligations of, or fully guaranteed by, the United States of America.

             (ii) Commercial paper rated A-2 or better by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P") or P-2 or better by Moody's Investors Service, Inc. ("Moody's") or as to which all payments of principal and interest thereon are fully supported by a letter of credit issued by a bank that has a short-term commercial paper rating of at least A-2 or its equivalent from S&P or P-2 or its equivalent from Moody's.

             (iii) Demand deposit accounts  maintained in the ordinary course of business.

             (iv) Certificates of deposit and banker's acceptances issued by and time deposits (including, without limitation, eurodollar time deposits) with commercial banks (whether domestic or foreign) having a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's.

             (v) Repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments of the type specified in clause (i) above.

             (vi) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "1" hereto.

             (vii) Investments by  Subsidiaries  in the Borrower and Investments
                   by the Borrower or Subsidiaries in Wholly-Owned Subsidiaries that are organized under the laws of the United States.

             (viii)So long as no Default or  Unmatured  Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may make Acquisitions; provided, however, that
                   (a) the Borrower and its Subsidiaries may not make any Acquisition of assets located outside the United States, or of a Person organized outside the United States, for a consideration of $15,000,000 or more (in a single transaction or in a series of related transactions) unless the Borrower delivers a certificate to the Agent and each Lender demonstrating compliance with Sections 6.16, 6.17 and 6.18 on a pro forma basis for the four fiscal quarters of the Borrower completed immediately prior to such Acquisition, (b) the Borrower and its Subsidiaries may not make any Acquisition of assets located in the United States of America, or of a Person organized under the laws of the United States (or any State thereof), for a consideration of $25,000,000 or more (in a single transaction or a series of related transactions) unless the Borrower delivers a certificate to the Agent and each Lender demonstrating compliance with Sections 6.16, 6.17 and 6.18 on a pro forma basis for the four fiscal quarters of the Borrower completed immediately prior to such Acquisition, (c) the Borrower and its Subsidiaries may not make any Acquisition to the extent that the aggregate consideration for all Acquisitions made in a fiscal year of the Borrower would exceed $75,000,000 unless the Borrower delivers a certificate to the Agent and the Lenders demonstrating compliance with Sections 6.16, 6.17 and
                   6.18 on a pro forma basis for the four fiscal quarters completed immediately prior to such Acquisition, (d) for purposes of the foregoing clauses (a), (b) and (c), "consideration" means all cash and non-cash consideration paid, and liabilities assumed, by the Borrower or the relevant Subsidiary with respect to the relevant Acquisition, including, without limitation, noncompetition and other similar payments, with securities valued at their face amount and services or other property valued at their fair market value, as determined by the board of directors of the Borrower, acting in good faith and (e) for purposes of this clause (viii), any pro forma covenant calculation for a period shall assume the related Acquisition occurred (and all related Indebtedness was incurred) at the beginning of such period and shall use historical results of the Borrower and its Subsidiaries and the relevant Acquisition prospect for such period, without giving effect to any adjustment for expected cost savings or other synergies.

             (ix) Investments in (A) shares of preferred stock funds, money market preferred stock and adjustable rate preferred stock, in each case unconditionally redeemable at the option of the holder at a redemption price equal to the holder's investment plus accrued interest or dividends within 49 days of the date of acquisition and (B) taxable or tax exempt bonds unconditionally redeemable at the option of the holder at a redemption price of par plus accrued interest within one year from the date of acquisition; provided, that all Investments under this clause (ix) must have received a short-term rating from S&P or Moody's in such rating agency's highest short-term rating category.

             (x) Investments by the Borrower in Subsidiaries (other than Wholly-Owned Subsidiaries and Subsidiaries organized under the laws of the United States) in an amount not to exceed 10% of Consolidated Total Assets at any one time outstanding.

             (xi)  Other   Investments   in  an  amount  not  to  exceed  5%  of
                   Consolidated Total Assets at any one time outstanding; provided, that all such Investments under this clause (xi) shall be in Persons engaged in the general nature of the business conducted by the Borrower and its Subsidiaries on a consolidated basis on the date hereof.

   6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

             (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

             (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

             (iii) Liens  arising  out of pledges  or  deposits  under  worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

             (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

             (v) Liens existing on the date hereof and described in Schedule "2" hereto.

             (vi) Liens of or resulting from any judgments or awards in an aggregate amount (disregarding any portion thereof covered by independent third-party insurance as to which the insurer does not dispute coverage) not exceeding $10,000,000, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or such Subsidiary is prosecuting an appeal or proceeding for review.

             (vii) Liens   arising  in  the  ordinary   course  of  business  in
                   connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to, Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance or performance under such contracts does not occur.

             (viii)Purchase money security interests on any Property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such Property; provided that (i) any such Lien attaches to such Property concurrently with or within 180 days after the acquisition or construction thereof, (ii) such Lien attaches solely to the Property so acquired or constructed in such transaction and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such Property; provided, further, that the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (viii), plus the aggregate principal amount of Indebtedness secured by Liens permitted by clause (xi) of this Section 6.15, shall not exceed $30,000,000 in the aggregate at any one time outstanding.

             (ix) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

             (x) Any Lien on any asset acquired by the Borrower or any of its Subsidiaries, which Lien existed at the time such asset was acquired by the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries and not created in contemplation of such event, and any extension, renewal or replacement Lien (any "Replacement Lien") arising out of the extension, renewal or replacement of the related Indebtedness secured by such Lien; provided that (1) the aggregate unpaid principal amount of such Indebtedness secured pursuant to this clause (x) immediately preceding such extension, renewal or replacement and (2) any such Replacement Lien shall attach solely to the Property which was subject to a Lien immediately preceding such extension, renewal or replacement.

             (xi) Any retained interest of a lessor under Capitalized Leases; provided, that the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (xi), plus the aggregate principal amount of Indebtedness secured by Liens permitted by clause (viii) of this Section 6.15, shall not exceed $30,000,000 in the aggregate at any one time outstanding.

             (xii) In addition to the foregoing,  Liens securing Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding.

   6.16. Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio at the end of any fiscal quarter to be greater than 2.5 to 1.

   6.17. Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter to be less than 1.25 to 1.

   6.18. Minimum Net Worth. The Borrower shall not permit its Net Worth at any time to be less than the sum of (x) $125,000,000 plus (y) 50% of the Borrower's cumulative consolidated net income from the date of this Agreement to the date of determination (excluding any fiscal quarter in which such consolidated net income was a loss).

   6.19. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

   6.20. Limitations on Restriction of Wholly-Owned Subsidiary Dividends and Distributions. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Wholly-Owned Subsidiary to (a) pay dividends or make other distributions on its capital stock owned by the Borrower or any Wholly-Owned Subsidiary, or pay any Indebtedness owed to the Borrower or any Wholly-Owned Subsidiary, (b) make loans or advances to the Borrower or (c) transfer any of its Property to the Borrower, except for such encumbrances or restrictions existing by reason of or under applicable law.


                                   ARTICLE VII

                                    DEFAULTS


             The occurrence of any one or more of the following events shall constitute a Default:

   7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

   7.2.      Nonpayment  of  principal  of any Note when due, or  nonpayment  of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

   7.3.      The breach by the  Borrower  of any of the terms or  provisions  of
             Section 6.3, 6.4, 6.5(i) or 6.10 through 6.20; or the breach by the Borrower of any of the terms or provisions of Section 6.1 or 6.2 and such breach shall continue unremedied for a period of five days after written notice from the Agent or any Lender.

   7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

   7.5. (i) Failure of the Borrower or any of its Subsidiaries to pay when due (subject to any applicable grace period) any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts) in excess of $5,000,000, other than the Obligations ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due; or (ii) there occurs under any Rate Hedging Agreement an "early termination date" or similar event resulting from (a) any event of default under such Rate Hedging Agreement as to which the Borrower or any Subsidiary is the defaulting party or (b) any "termination event" or similar event, as to which the Borrower or any Subsidiary is an "affected party" or holds similar status, and, in either event, the Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $5,000,000.

   7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
             Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

   7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

   7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

   7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

   7.10.     Any Reportable Event shall occur in connection with any Plan.

   7.11.     Any Change in Control shall occur.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


   8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may by notice to the Borrower terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives.

   8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such agreement shall, without the consent of each Lender affected thereby:

             (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

             (ii) Reduce the percentage specified in the definition of Required Lenders.

             (iii) Extend the  Termination  Date or  increase  or  decrease  the amount of the Commitment of any Lender hereunder (except for a ratable decrease in the Commitments of all Lenders), or
                   permit  the   Borrower  to  assign  its  rights   under  this
                   Agreement.

             (iv)  Amend this Section 8.2.

             No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section
             12.3.2 without obtaining the consent of any other party to this Agreement.

   8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS


   9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

   9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

   9.3. Taxes. Any taxes (excluding federal, state and local income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

   9.4.      Headings.   Section   headings  in  the  Loan   Documents  are  for
             convenience   of   reference   only,   and  shall  not  govern  the
             interpretation of any of the provisions of the Loan Documents.

   9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

   9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

   9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents (but not for any costs incurred which arise solely out of matters solely between Lenders or the Agent and any Lender and not involving the Borrower). The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents (but not for any costs incurred which arise solely out of matters solely between Lenders or the Agent and any Lender and not involving the Borrower). The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

   9.8. Number of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

   9.9.      Accounting.   Except  as  provided  to  the  contrary  herein,  all
             accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

   9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

   9.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

   9.12. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates,
             (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials,
             (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party and (vi) permitted by Section 12.4; provided, however, that any Lender disclosing confidential information pursuant to clause (i) or (ii) shall notify the persons referred to in such clauses of the confidential nature of such information.

   9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.


                                    ARTICLE X

                                    THE AGENT


   10.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

   10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

   10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

   10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

   10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

   10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

   10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, facsimile, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

   10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

   10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

   10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

   10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other
             Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

   10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent, which successor Agent shall (so long as no Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld). If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


   11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or there occurs any Unmatured Default under Section 7.2, 7.6 or 7.7 or any Default, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations then due and owing to such Lender (including, for this purpose, all Obligations that would be due but for any period of grace under Section 7.2).

   11.2. Ratable Payments. Except for payments received from the Agent pursuant to Section 2.11, if any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


   12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
             Section 12.3. Notwithstanding clause (ii) of the preceding sentence, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

   12.2.     Participations

   12.2.1. Permitted Participants; Effect. Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

   12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

   12.2.3. Benefit of Setoff. The Borrower agrees that each Participant that has notified the Borrower and the Agent in writing of its participating interests shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
             Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

   12.3.     Assignments

   12.3.1. Permitted Assignments. Any Lender may, in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "H" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof (such consents not to be unreasonably withheld); provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

   12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment, and the Notes so replaced are returned to the Borrower marked "replaced."

   12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.

   12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.3.


                                  ARTICLE XIII

                                     NOTICES


   13.1. Notices. Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or
             (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

   13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS


             This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex, facsimile transmission or telephone, that it has taken such action.

                                   ARTICLE XV

             CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL


   15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

   15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING
             PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

   15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

           IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

           Commitments               NATIONAL COMPUTER SYSTEMS, INC.


                                     By:_______________________________________
                                         Russell A. Gullotti
                                         Chairman, President and Chief Executive
                                         Officer


                                     By:_______________________________________
                                     Print Name:
                                     Title:

                                      111000 Prairie Lakes Drive - P.O. Box 9365
                                      Minneapolis, Minnesota 55440
                                      Facsimile: (612) 829-3181

                                      Attention: J.W. Fenton, Jr., Treasurer



           $14,000,000               THE FIRST NATIONAL BANK OF CHICAGO,
                                     Individually and as Agent

                                     By:_______________________________________
                                     Print Name:
                                     Title:

                                      One First National Plaza
                                      Chicago, Illinois  60670
                                      Mail Suite 0173
                                      Facsimile: (312) 732-1117

                                      Attention: J. Garland Smith


           $12,000,000               NORWEST BANK MINNESOTA, NATIONAL
                                     ASSOCIATION

                                     By:_______________________________________
                                     Print Name:
                                     Title:

                                      Sixth & Marquette
                                      Minneapolis, Minnesota 55479-0085
                                      Facsimile: (612) 667-4145

                                      Attention: Mary D. Falck


           $12,000,000               SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                     ASSOCIATION

                                     By:_______________________________________
                                     Print Name:
                                     Title:

                                      200 South Orange Avenue, MC 0-1043
                                      Orlando, Florida 32801
                                      Facsimile: (407) 237-6894

                                      Attention: Joseph B. Kabourek

           $12,000,000               THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     CHICAGO BRANCH


                                     By:_______________________________________
                                     Print Name:
                                     Title:
                                      90 South Seventh Street
                                      5100 Norwest Center
                                      Minneapolis, Minnesota 55402

                                      Attention: Peter Kline


            $50,000,000